                                                                    EXHIBIT 4.14

================================================================================



                           COLLATERAL TRUST AGREEMENT

                                     Among


                   CALIFORNIA PETROLEUM TRANSPORT CORPORATION

                      CALPETRO TANKERS (BAHAMAS I) LIMITED

                     CALPETRO TANKERS (BAHAMAS II) LIMITED

                         CALPETRO TANKERS (IOM) LIMITED

                     CALPETRO TANKERS (BAHAMAS III) LIMITED

                     CHEMICAL TRUST COMPANY OF CALIFORNIA,
                             as Collateral Trustee

                      CHEMICAL TRUST COMPANY OF CALIFORNIA
                          as Serial Indenture Trustee

                                      and

                      CHEMICAL TRUST COMPANY OF CALIFORNIA
                           as Term Indenture Trustee

                        Dated as of __________ __, 1995



================================================================================

                                     TABLE OF CONTENTS

                                                                                      Page
PREAMBLE...............................................................................  1

                                        ARTICLE ONE

                     DEFINITIONS AND CERTAIN OTHER GENERAL PROVISIONS
       1.01    Definitions.............................................................  5
       1.02    Limitation of Rights.................................................... 17
       1.03    Effectiveness of Collateral Agreement................................... 17

                                        ARTICLE TWO

                               ENFORCEMENT NOTICE; EXERCISE
                                OF REMEDIES; DETERMINATIONS
                                   PRIOR TO ENFORCEMENT
       2.01    Enforcement Notice...................................................... 18
       2.02    General Authority of the Collateral Trustee Over the Collateral......... 18
       2.03    Right To Initiate Judicial Proceedings.................................. 20
       2.04    Exercise of Powers; Instructions........................................ 20
       2.05    Remedies Not Exclusive.................................................. 21
       2.06    Waiver and Estoppel..................................................... 21
       2.07    Determinations Prior to Enforcement..................................... 22
       2.08    Limitation on Collateral Trustee's Duty in Respect of Collateral........ 22
       2.09    Limitation by Law....................................................... 22

                                       ARTICLE THREE

                             THE TRUST ACCOUNTS; DISTRIBUTIONS
       3.01    The Trust Accounts...................................................... 23
       3.02    Investment of Funds Deposited in Trust Accounts......................... 26
       3.03    Payment Dates........................................................... 27
       3.04    Application of Moneys in the Collateral Account......................... 33
       3.05    Collateral Trustee's Calculations....................................... 34

                                       ARTICLE FOUR

                            AGREEMENTS WITH COLLATERAL TRUSTEE
                                                                                      Page
                                                                                      ----
       4.01    Delivery of Secured Instruments and Security Documents.................. 35
       4.02    Information as to Loan Agreements and Indenture Trustees................ 35
       4.03    Compensation and Expenses............................................... 35
       4.04    Stamp, Excise and Other Similar Taxes................................... 36
       4.05    Filing Fees, Etc........................................................ 36
       4.06    Indemnification......................................................... 36
       4.07    Representations and Warranties; Further Assurances...................... 37
       4.08    Other Agreements of California Petroleum................................ 38
       4.09    Lien for Fees .........................................................  39

                                       ARTICLE FIVE

                                 RELEASES; NON-DISTURBANCE
       5.01    Releases................................................................ 39
       5.02    Non-Disturbance......................................................... 39

                                        ARTICLE SIX

                                  THE COLLATERAL TRUSTEE
       6.01    Acceptance of Trust..................................................... 40
       6.02    Exculpatory Provisions.................................................. 40
       6.03    Delegation of Duties.................................................... 41
       6.04    Reliance by Collateral Trustee.......................................... 41
       6.05    Limitations on Duties of Collateral Trustee............................. 42
       6.06    Moneys To Be Held in Trust.............................................. 43
       6.07    Resignation and Removal of the Collateral Trustee....................... 43
       6.08    Status of Successor Collateral Trustee.................................. 44
       6.09    Merger of the Collateral Trustee........................................ 45
       6.10    Co-Trustee; Separate Trustee............................................ 45
       6.11    Treatment of Payee or Indorsee by Collateral Trustee;
               Representatives of Secured Parties...................................... 47
       6.12    No Bankruptcy Petition Against California Petroleum......................47

                                       ARTICLE SEVEN

                                       MISCELLANEOUS
                                                                                      Page
                                                                                      ----
       7.01    Notices................................................................. 47
       7.02    No Waivers.............................................................. 48
       7.03    Amendments, Supplements and Waivers..................................... 48
       7.04    Headings................................................................ 49
       7.05    Severability............................................................ 49
       7.06    Successors and Assigns.................................................. 49
       7.07    Governing Law........................................................... 50
       7.08    Counterparts............................................................ 50
       7.09    Termination............................................................. 50
       7.10    No Liability to Other Secured Parties................................... 51
       7.11    Immunities of Incorporators, Officers,
               Directors and Stockholders of California
               Petroleum............................................................... 51
       7.12    Designated Representative............................................... 51

               SIGNATURES ............................................................. 52

     COLLATERAL TRUST AGREEMENT ("Collateral Agreement"), dated as of __________ __, 1995 among CALIFORNIA PETROLEUM TRANSPORT CORPORATION, a Delaware corporation ("California Petroleum"), CHEMICAL TRUST COMPANY OF CALIFORNIA, as Collateral Trustee, CHEMICAL TRUST COMPANY OF CALIFORNIA, as Serial Indenture Trustee, CALPETRO TANKERS (BAHAMAS I) LIMITED, CALPETRO TANKERS (BAHAMAS II) LIMITED, CALPETRO TANKERS (IOM) LIMITED, CALPETRO TANKERS (BAHAMAS III) LIMITED, and CHEMICAL TRUST COMPANY OF CALIFORNIA, as Term Indenture Trustee.


                              W I T N E S S E T H:


          WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article One hereof;

          WHEREAS, California Petroleum, the Serial Indenture Trustee and solely for purposes of the Trust Indenture Act, Chevron, are entering into the Serial Indenture pursuant to which California Petroleum, as agent for, and on behalf of, the Owners, will issue Serial Mortgage Notes in the aggregate principal amount of $168,500,000, and California Petroleum and the Term Indenture Trustee are entering into the Term Indenture pursuant to which California Petroleum, as agent for, and on behalf of, the Owners, will issue Term Mortgage Notes in the aggregate principal amount of $117,900,000;

          WHEREAS, California Petroleum is entering into a Serial Loan Agreement and a Term Loan Agreement with each Owner pursuant to which California Petroleum will loan to such Owner an allocable amount of the proceeds of the sale of the Serial Mortgage Notes and the Term Mortgage Notes, respectively, in order to facilitate the acquisition of the Vessels by the Owners and the charter of the Vessels to Chevron Transport;

          WHEREAS, each Owner, in order to secure its obligations to California Petroleum under its Serial Loan Agreement and Term Loan Agreement, is entering into a Mortgage, an Assignment of Initial Charter, an Assignment of Earnings and Insurances, an Assignment of Initial Charter Guarantee, an Assignment of Management Agreement and an Issue of One Debenture;

          WHEREAS, Chevron is entering into the Initial Charter Guarantees;

          WHEREAS, in order to further secure the obligations of each Owner to California Petroleum under its respective Serial Loan Agreement and Term Loan Agreement, all of the issued and outstanding shares of each Owner have been pledged to California Petroleum pursuant to the Stock Pledges;

          WHEREAS, in order to secure its obligations under the Serial Indenture and the Term Indenture, California Petroleum is entering into this Collateral Agreement pursuant to which California Petroleum is assigning and pledging to the Collateral Trustee all of its right title and interest in, to and under all of the Security Documents, whether now existing or arising hereafter, as described herein; and

          WHEREAS, the Serial Indenture and the Term Indenture each provides that a condition to its effectiveness is the execution and delivery of a collateral trust agreement substantially in the form of this Collateral Agreement;


                                GRANTING CLAUSE


          NOW, THEREFORE, in consideration of the mutual promises contained herein and to provide for the equal and ratable security of each Secured Party with respect to the Secured Obligations owed to it and in consideration of the premises and of the covenants in the Indentures and in the Notes and of the purchase of the Notes by their holders, and of the sum of $1 paid to California Petroleum by the Collateral Trustee at or before the delivery of this Collateral Agreement, the receipt and sufficiency of which is hereby acknowledged, California Petroleum has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed, and California Petroleum does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm to the Collateral Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Indenture Trustees for the benefit of holders from time to time of Secured Obligations, a first priority security interest in and first Lien on all estate, right, title and interest of California Petroleum in, to and under the following described property, rights and privileges, whether now owned or existing or hereafter acquired or arising and regardless of where located, which collectively, including all property specifically subjected to the Lien of this Collateral Agreement by the terms hereof, by any supplement or amendment hereto, are included within the Trust Estate, subject to the other terms and conditions of this Collateral Agreement:

       (1) Each Vessel, in accordance with the terms and conditions of the related Mortgage and Assignment of Mortgage;

       (2) Each Initial Charter, in accordance with the terms and conditions of the related Assignment of Initial Charter and Collateral Assignment of Initial Charter;

       (3) Each Initial Charter Guarantee, in accordance with the terms and conditions of the related Assignment of Initial Charter Guarantee and Collateral Assignment of Initial Charter Guarantee;

       (4) Each Management Agreement, in accordance with the terms of the related Assignment of Management Agreement;

       (5) Each Vessel Purchase Agreement, in accordance with the terms of the related Assignment of Vessel Purchase Agreement;

       (6)  Each Assignment of Earnings and Insurances;

       (7)  Each Issue of One Debenture;

       (8)  The Pledged Stock, in accordance with the Stock Pledge;

       (9)  Each Loan Agreement;

      (10) Any additional security agreement, assignment or mortgage document entered into by any Owner from time to time in connection with such Owner's Loan Agreements;

      (11) All rights of California Petroleum to receive payments of any kind, to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents and instruments;

      (12) All the charterhire, tolls, rents, issues, profits, products, revenues and other income (including sales proceeds) of the property subjected or required to be subjected to the Lien of this Collateral Agreement, and all of the estate, right, title and interest of California Petroleum in and to the same and every part of said property;

      (13) All moneys and securities, including the Trust Accounts and any Permitted Investments, now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Trustee by or for the account of California Petroleum or otherwise pursuant to any term of any Security Document, and held or required to be held by the Collateral Trustee hereunder;

      (14) All requisition proceeds with respect to any Vessel or any part thereof (to the extent of California Petroleum's interest therein pursuant to the terms of the Mortgage) and all insurance proceeds with respect to any Vessel or any part thereof

(to the extent of California Petroleum's interest therein pursuant to the terms of the Mortgage);

      (15) Any Acceptable Replacement Charter or other charter assigned to California Petroleum pursuant to the Assignment of Earnings and Insurances; and

      (16)  All income, payments and proceeds of the foregoing.


                                HABENDUM CLAUSE

          TO HAVE AND TO HOLD the aforesaid property unto the Collateral Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of each Secured Party with respect to the Secured Obligations owed to it and for the uses and purposes and subject to the terms and conditions set forth in this Collateral Agreement.

          It is expressly agreed that anything contained in this Collateral Agreement to the contrary notwithstanding, California Petroleum shall remain liable under the Security Documents to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Collateral Trustee and the Secured Parties shall have no obligation or liability under the Security Documents by reason of or arising out of the assignment under this Collateral Agreement, nor shall the Collateral Trustee or the Secured Parties be required or obligated in any manner to perform or fulfill any obligations of California Petroleum under or pursuant to the Security Documents or, except as expressly provided in this Collateral Agreement, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          As between the holders of the Serial Mortgage Notes, on the one hand, and the holders of the Term Mortgage Notes, on the other hand, it is hereby agreed that the following property included in the Trust Estate shall be held by the Collateral Trustee hereunder for the equal and ratable benefit of the holders of the Secured Obligations other than the holders of the Serial Mortgage Notes at the times and under the circumstances set forth below:

               From and after the satisfaction and payment in full of all of an Owner's obligations under and pursuant to a Serial Loan Agreement, the Collateral relating to such Vessel including, without limitation, (i) the related Initial Charter (including any Termination Payment made thereunder), (ii) any amounts received under the related Security Documents in connection with the occurrence of a Total Loss with respect to such Vessel, (iii) any amounts received under the related Security Documents in connection with the exercise of any remedies thereunder and (iv) all payments under the related Term Loan Agreement by the related Owner.

    AND IT IS HEREBY COVENANTED, DECLARED AND AGREED by California Petroleum that all the Secured Obligations are to be secured and that all the Trust Estate is to be held, subject to the further covenants, conditions, uses and trusts herein set forth, and California Petroleum, for itself and its successors and assigns, does hereby covenant and agree to and with the Collateral Trustee and its successors in said trust for the benefit of those who shall hold the Secured Obligations or any of them, as set forth herein.


                                  ARTICLE ONE

                DEFINITIONS AND CERTAIN OTHER GENERAL PROVISIONS


          Section 1.01 Definitions. (a) The following terms, as used herein, have the following respective meanings:

          "Acceptable Replacement Charter" means any replacement charter which satisfies each of the following requirements: (i) the charter is a bareboat charter and requires that the charterer thereunder "gross up" charterhire payments to indemnify and hold the holders of the Term Mortgage Notes harmless from any withholding tax imposed on the charterhire payments or on the payments of the Term Mortgage Notes, (ii) the charterhire payments payable during the non-cancellable term of such replacement charter, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the receipt of the Termination Payment and (3) all fees and expenses incurred in connection with the recharter of the Vessel, provide sufficient funds for the payment in full when due of (A) the Allocated Principal Amount of the Term Mortgage Notes for the related Vessel and interest thereon in accordance with the revised schedule of sinking fund and principal payments, that is applicable upon termination of the related Initial Charter,
(B) the amount of Recurring Fees and Taxes for such Vessel, (C) the amount of Management Fees and Technical Advisor's Fees for such Vessel, (D) the amount of fees and expenses of the Indenture Trustee, Trustee Fees and Designated Representative's Fee allocable to such Vessel and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses
(B), (C) and (D) above for miscellaneous or unexpected expenses and (iii) the Rating Agencies shall have confirmed in writing to the Indenture Trustee that the terms and conditions of such proposed charter will not result in the withdrawal or reduction of the then current ratings of the Term Mortgage Notes.

          "Affiliate" means with respect to any Person (the "relevant Person")
(i) any other Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person") or (ii) any Person (other than the relevant Person) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Allocated Principal Amount" means (i) when used with reference to the Serial Mortgage Notes relating to any Vessel at any time, an aggregate principal amount of outstanding Serial Mortgage Notes equal to the aggregate principal amount of Serial Loans of the related Owner then outstanding and (ii) when used with reference to the Term Mortgage Notes relating to any Vessel at any time, an aggregate principal amount of outstanding Term Mortgage Notes equal to the aggregate principal amount of the Term Loans of the related Owner then outstanding, plus any payment of principal, if any, on such Term Loans since the last date on which payment of principal on the Term Mortgage Notes was made.

          "Applicable Secured Parties" means (i) at any time when an Enforcement Notice delivered by the Serial Indenture Trustee is in effect and no Enforcement Notice delivered by the Term Indenture Trustee is in effect, the Majority Serial Noteholders, (ii) at any time when an Enforcement Notice delivered by the Term Indenture Trustee is in effect and no Enforcement Notice delivered by the Serial Indenture Trustee is in effect, the Majority Term Noteholders and (iii) at any time when an Enforcement Notice delivered by both the Serial Indenture Trustee and the Term Indenture Trustee are in effect, the Majority Noteholders.

          "Assignment of Earnings and Insurances" means, for each Vessel, the Assignment of Earnings and Insurances, dated the date hereof, between the related Owner and California Petroleum, as the same may be amended from time to time.

          "Assignment of Guarantee" means, for each Initial Charter Guarantee, the Assignment of Guarantee, dated the date hereof, between the Owner of the related Vessel and California Petroleum, as the same may be amended from time to time.

          "Assignment of Initial Charter" means, for each Initial Charter, the Assignment of Initial Charter, dated the date hereof, between the Owner of the related Vessel and California Petroleum, as the same may be amended from time to time.

          "Assignment of Management Agreement" means, for each Management Agreement, the Assignment of Management Agreement, dated the date hereof, between the Owner of the related Vessel and California Petroleum, as the same may be amended from time to time.

          "Assignment of Mortgage" means, for each Mortgage, the Assignment of Mortgage between California Petroleum and the Collateral Trustee, as the same may be amended from time to time.

          "Assignment of Vessel Purchase Agreement" means, for each Vessel, the Vessel Purchase Agreement Assignment, dated the date of the Vessel Purchase Agreement for such Vessel, between the related Owner and California Petroleum.

          "Authorized Officer" of any Person means the President of such Person.

          "Bankruptcy Code" means the United States Bankruptcy Code of 1978, as amended.

          "Business Day" means any day except a Saturday or a Sunday or other day on which commercial banks are authorized by law to close in New York City or in the city and state where the Collateral Trustee's principal offices are located.

          "Casualty Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(f).

          "Charter Event of Default" means, for each Initial Charter, each of the events designated as a default in Clause 17 of such Initial Charter.

          "Charterhire" means, for each Initial Charter, the scheduled payments of charterhire thereunder.

          "Chevron" means Chevron Corporation, a Delaware corporation.

          "Chevron Transport" means Chevron Transport Corporation, a Liberian corporation.

          "Closing Date" means ____________, 1995.

          "Collateral" means the property in which the Collateral Trustee, in its own right or as assignee of California Petroleum, is granted a Lien from time to time under any Security Document, which lien or security interest has not been released in accordance with the terms hereof or thereof.

          "Collateral Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(g).

          "Collateral Assignment of Initial Charter" means for any Initial Charter, the Collateral Assignment of Initial Charter, dated the date of the related Initial Charter, between California Petroleum and the Collateral Trustee, as amended from time to time.

          "Collateral Assignment of Guarantee" means, for any Initial Charter Guarantee, the Collateral Assignment of Guarantee, dated the date of the related Initial Charter, between California Petroleum and the Collateral Trustee, as the same may be amended from time to time.

          "Collateral Trustee" means Chemical Trust Company of California, in its capacity as trustee under this Collateral Agreement, or any other Person acting from time to time as trustee hereunder.

          "Compulsory Acquisition" means requisition of title or other compulsory acquisition of any Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of such Vessel by any government or by persons acting or purporting to act on behalf of any governmental authority.

          "Default" means any Event of Default or any event or condition which, with the giving of notice or lapse of time, or both would constitute an Event of Default.

          "Designated Representative" means the Person designated by California Petroleum pursuant to the Designated Representative Agreement, dated the date hereof, between California Petroleum and CalPetro Holdings Limited to be California Petroleum's representative under Section 10.11 of the Serial Indenture and Section 9.11 of the Term Indenture, respectively, and Section 7.12 hereof. Initially the Designated Representative is CalPetro Holdings Limited.

          "Designated Representative's Fee" means the fee received by the Designated Representative as compensation for its services during the period from the Closing Date until the third anniversary of the Closing Date, in an amount equal $15,000 per annum, from the third anniversary to the eighth anniversary, in an amount equal to $20,000.00 per annum, from the eighth anniversary to the thirteenth anniversary, in an amount equal to $25,000 per annum, from the thirteenth anniversary to the eighteenth anniversary, in an amount equal to $30,000 per annum, and thereafter in an amount equal to $35,000 per annum, payable semi-annually in arrears.

          "Distribution Date" means each date fixed by the Collateral Trustee for a distribution to the Secured Parties of funds, if any, held in the Collateral Account pursuant to clause (i) of the first paragraph of Section 3.01(g) or the second paragraph of Section 3.01(g), which shall be the date from time to time determined by the Collateral Trustee or requested by the Applicable Secured Parties.

          "Enforcement Notice" means a notice delivered or deemed delivered to the Collateral Trustee pursuant to Section 4.10 of the Term Indenture or the Serial Indenture stating that an Indenture Event of Default under such Indenture has occurred and is continuing.

          "Equity Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(e).

          "Equity Remainder" means, for any Vessel on the applicable Payment Date for so long as the Initial Charter with respect to such Vessel remains in effect, the positive difference, if any, between (a) $100,000 and (b) the sum of
(i) the Management Fee and the Technical Advisor's Fee for such Vessel deposited into the Operating Account on such Payment Date and the immediately preceding Payment Date, (ii) the aggregate amount of Recurring Fees and Taxes for such Vessel deposited into the Operating Account on such Payment Date and the immediately preceding Payment Date and (iii) the allocable portion of the fees and expenses of the Indenture Trustee, the Collateral Trustee and the Designated Representative. On and after the termination of such Initial Charter, the "Equity Remainder" for such Vessel on the applicable Payment Date shall be zero.

          "Equity Transfer Date" means the Payment Date scheduled to occur on __________ of each year, commencing _________ __, 1996.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Indenture Event of Default" has the meaning ascribed to the term "Event of Default" in the Serial Indenture or the Term Indenture.

          "Indenture Trustees" means the Serial Indenture Trustee and the Term Indenture Trustee, collectively.

          "Indentures" means the Serial Indenture and the Term Indenture, collectively.

          "Initial Charter" means, for each Vessel, the bareboat charter between the related Owner and Chevron Transport dated the Closing Date, as the same may be amended from time to time.

          "Initial Charter Guarantee" means, for any Vessel, the Guarantee together with the consent to assignment of guarantee, dated the date of the related Initial Charter, given by Chevron to the related Owner in connection with the related Initial Charter.

          "Initial Charter Period" means for any Initial Charter the period from the date of commencement of such Initial Charter to the expiration or earlier termination of such Initial Charter pursuant to the terms and conditions thereof.

          "Initial Charterer" means, for each Initial Charter, Chevron Transport as the Charterer thereunder, and any permitted successor or assignee thereof.

          "Initial Revenue Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(a).

          "Issue of One Debenture" means, for each Owner, the Issue of One Debenture, dated the Closing Date, between such Owner and California Petroleum, as the same may be amended from time to time.

          "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Collateral Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan Agreements" means the Serial Loan Agreements and the Term Loan Agreements, collectively.

          "Majority Noteholders" means the holders of a majority in aggregate principal amount of the Outstanding Notes.

          "Majority Serial Noteholders" means at any time the holders of Serial Mortgage Notes then Outstanding having an aggregate principal amount in excess of 50% of the aggregate principal amount of all such Serial Mortgage Notes then Outstanding.

          "Majority Term Noteholders" means at any time the holders of Term Mortgage Notes then Outstanding having an aggregate principal amount in excess of 50% of the aggregate principal amount of all such Term Mortgage Notes then Outstanding.

          "Management Agreement" means, for each Owner, the Management Agreement, dated the Closing Date, among such Owner, the Manager and the Technical Advisor, as the same may be amended from time to time.

          "Management Fee" means the sum of (i) for each Vessel, an annual fee payable to the Manager, semi-annually in arrears, which shall be an amount equal to $13,625 per annum during the period from the Closing Date to the third anniversary of the Closing Date plus (ii) a fee of $3,000 per annum, payable annually in arrears, during such three-year period. Thereafter, the Management Fee shall increase by an amount equal 4% per annum.

          "Manager" means, for any Management Agreement, P.D. Gram & Co. a.s., or any other Person acting from time to time as Manager thereunder.

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage" means, for each Vessel, the First Preferred Ship Mortgage or Statutory Mortgage and Deed of Covenants for such Vessel, as applicable, dated the date of the related Initial Charter, between the related Owner and California Petroleum and assigned by California Petroleum to the Collateral Trustee, as the same may be amended from time to time.

          "Mortgage Event of Default" means, for any Mortgage, each of the events designated as an "Event of Default" in Section 5.01 of such Mortgage.

          "Noteholders" means at any time the holders of the Outstanding Serial Mortgage Notes and the Outstanding Term Mortgage Notes, collectively.

          "Notes" means the Serial Mortgage Notes together with the Term Mortgage Notes.

          "Operating Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(d).

          "Outstanding" means, when used with respect to Secured Obligations, any Secured Obligations then or theretofore issued or incurred by California Petroleum, except Secured Obligations or portions thereof which have been paid or defeased (including without limitation, through a covenant defeasance); provided that, for purposes of determining the parties constituting the Majority Noteholders, the Majority Serial Noteholders, the Majority Term Noteholders or the Applicable Secured Parties for purposes of any action to be taken hereunder, Secured Obligations held by California Petroleum or any Affiliate thereof, any Owner or any Affiliate thereof, or Chevron or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding (except that, in determining whether the Collateral Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Secured Obligations which the Collateral Trustee knows to be so held shall be so disregarded).

          "Owner" means CalPetro Tankers (Bahamas I) Limited, in the case of the Vessel m.t. Samuel Ginn, CalPetro Tankers (Bahamas II) Limited, in the case of the Vessel m.t. Condoleezza Rice, CalPetro Tankers (IOM) Limited, in the case of the Vessel m.t. Chevron Mariner, or CalPetro Tankers (Bahamas III) Limited, in the case of the Vessel m.t. William E. Crain.

          "Payment Date" means each _____ and _____, commencing ______, 1995.

          "Permitted Investments" means any of the following:

          (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations or FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (b) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (having original maturities of not more than one year) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisitions thereof have been rated at least "A-1" or "P-1" by Standard & Poor's and Moody's, respectively;

          (c) commercial paper (having original maturities of not more than one year) rated at least "A-1" or "P-1" by Standard & Poor's and Moody's, respectively; or

          (d) guaranteed investment contracts, investment agreements or similar agreements rated at least "AA" or "Aa" by Standard & Poor's, Moody's or Duff & Phelps, respectively, that are treated as indebtedness for United States federal income tax purposes.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Pledged Stock" means all of the issued and outstanding capital stock of each Owner, including any additional or substitute shares of capital stock of any such Owner now owned or hereafter acquired by California Tankers Investments Limited issued at any time or from time to time.

          "Rating Agencies" means Moody's, Standard & Poor's and Duff & Phelps Credit Rating Co.

          "Recurring Fees and Taxes" means, for any Vessel, any registration fees and tonnage taxes necessary to maintain the documentation of the Vessel under the laws of the registry or port of documentation of the Vessel, any periodic fees necessary to maintain the corporate status of the related Owner, any filing or other fees necessary to maintain the status of such Owner as a reporting company under the Exchange Act and to comply with any covenants of such Owner under the related Mortgage, any fees and expenses (including the cost of insurance required by the related Mortgage and not maintained by the charterer under the charter to which such Vessel is then subject) necessary to comply with any covenants under the related Mortgage, any other fees and expenses contemplated to be paid pursuant to the Management Agreement which the Manager certifies to the Collateral Trustee are qualified to be paid thereunder and any accounting or other professional fees and other expenses including any fees and expenses of the Rating Agencies incurred in connection with the foregoing. In addition, each Owner's Recurring Fees and Taxes will include a pro rata portion of the fees and expenses, including any accounting, administrative or other professional fees, necessary to maintain the registration of the Notes under the Securities Act, to maintain the corporate status of California Petroleum and the status of California Petroleum as a reporting company (if necessary) under the Exchange Act, to pay any facilitation or management fees and to comply with any covenants under the Indenture or this Collateral Agreement.

          "Second Revenue Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(b).

          "Secured Instruments" means, at any time, (i) the Serial Indenture and the Outstanding Serial Mortgage Notes and (ii) the Term Indenture and the Outstanding Term Mortgage Notes.

          "Secured Obligations" means at any time, without duplication, each of the following (to the extent not satisfied or terminated):

          (i) all obligations of California Petroleum in respect of the principal of and interest on the Serial Mortgage Notes;

          (ii) all obligations of California Petroleum in respect of the principal of, premium, if any, and interest on the Term Mortgage Notes;

          (iii) all sums payable by California Petroleum to the Collateral Trustee and to the Secured Parties hereunder and under the Collateral Assignments of Charter, the Collateral Assignments of Guarantee and the Assignments of Mortgage, including Trustee Fees;

          (iv) the performance and observance by California Petroleum of each other term, covenant and other provision to be performed and observed by it hereunder, under the Collateral Assignments of Charter, the Collateral Assignments of Guarantee and the Assignments of Mortgage, or under the Secured Instruments;

          (v) all amendments, modifications, renewals, extensions and replacements of any of the foregoing, in each case whether now outstanding or hereafter arising.

The Secured Obligations shall include any and all interest, costs, fees and expenses which accrue on or with respect to any of the foregoing in accordance with the provisions of the applicable Secured Instrument, whether before or after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of California Petroleum and any such interest, costs, fees and expenses that would have accrued thereon or with respect thereto in accordance with the provisions of the applicable Secured Instrument but for the commencement of any such case, proceeding or other action.

          "Secured Party" means each holder from time to time of the Secured Obligations (including without limitation any assignees of such holders).

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Security Documents" means, for each Vessel and the Owners, the Loan Agreements, the Mortgage, the Assignment of Initial Charter, the Assignment of Earnings and Insurances, the Assignment of Initial Charter Guarantee, the Assignment of Management Agreement, the Issue of One Debenture, the Stock Pledge, the Assignment of Vessel Purchase Agreement, and any additional security agreement, assignment or mortgage document entered into by any Owner from time to time in connection with such Owner's Loan Agreements.

          "Security Interests" means the Liens created in the Collateral pursuant to this Collateral Agreement and pursuant to each other Security Document.

          "Serial Indenture" means the Serial Indenture dated as of __________ __, 1995 among California Petroleum, the Serial Indenture Trustee, and, solely for purposes of the Trust Indenture Act, Chevron, as the same may be amended from time to time.

          "Serial Indenture Trustee" means Chemical Trust Company of California or any other Person from time to time acting as the trustee under the Serial Indenture.

          "Serial Loan Agreement" means, for any Owner, the Serial Loan Agreement dated as of __________ __, 1995 between such Owner and California Petroleum, as the same may be amended from time to time.

          "Serial Loans" has, for any Owner, the meaning set forth in the Serial Loan Agreement entered into by such Owner.

          "Serial Mortgage Notes" has the meaning set forth in the Serial Indenture.

          "Sinking Fund Reserve Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(h).

          "Standard & Poor's" means Standard & Poor's Ratings Group.

          "Stipulated Loss Value" means, for any Vessel on any date, the amount specified in the related Initial Charter as the "Stipulated Loss Value" for such date, which amount will be at least sufficient to redeem in full the Allocated Principal Amount of Notes for such Vessel.

          "Stock Pledge" means the Stock Pledge Agreement, dated the Closing Date, between California Tankers Investments Limited and California Petroleum, as the same may be amended from time to time.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Technical Advisor" means, for each Management Agreement, Barber Ship Management ans, or any other Person acting from time to time as Technical Advisor thereunder.

          "Technical Advisor's Fee" means, for each Vessel, an annual fee payable to the Technical Advisor, semi-annually in arrears, which shall be an amount equal to $10,000 per annum during the period from the Closing Date to the third anniversary of the Closing Date. Thereafter, the Technical Advisor's Fee will be increased by an amount equal to 4% per annum.

          "Term Indenture" means the Term Indenture dated as of __________ __, 1995 between California Petroleum and the Term Indenture Trustee, as the same may be amended from time to time.

          "Term Indenture Trustee" means Chemical Trust Company of California or any other Person from time to time acting as the trustee under the Term Indenture.

          "Term Loan" has, for any Owner, the meaning set forth in the Term Loan Agreement entered into by such Owner.

          "Term Loan Agreement" means, for any Owner, the Term Loan Agreement dated as of __________ __, 1995 between such Owner and California Petroleum, as the same may be amended from time to time.

          "Term Mortgage Notes" has the meaning set forth in the Term Indenture.

          "Termination Account" means the account established and maintained by the Collateral Trustee pursuant to Section 3.01(c).

          "Termination Payment" means the payment that Chevron Transport is required to make pursuant to Clause 2(a) of the applicable Initial Charter if Chevron Transport elects to terminate the Initial Charter for any Vessel on a specified termination date.

          "Total Loss" means (a) an actual or constructive or compromised or arranged total loss of a Vessel, (b) a Compulsory Acquisition of a Vessel or (c) if so declared by Chevron Transport at any time and in its sole discretion, a requisition for hire of the Vessel for a period in excess of 180 days.

          "Trust Accounts" means the Initial Revenue Account, the Second Revenue Account, the Termination Account, the Operating Account, the Equity Account, the Casualty Account, the Collateral Account and the Sinking Fund Reserve Account.

          "Trust Estate" means the property rights and privileges described in the Granting Clause in this Collateral Agreement.

          "Trust Funds" means the funds deposited in the Trust Accounts.

          "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended.

          "Trustee Fees" means all fees, costs and expenses of the Collateral Trustee of the types described in Sections 4.03, 4.04, 4.05 and 4.06.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or any other applicable jurisdiction.

          "Vessel Purchase Agreement" means, for any Vessel, the Vessel Purchase Agreement, dated the Closing Date between Chevron Transport and the related Owner.

          "Vessels" means, collectively, the four Suezmax-size tankers to be acquired by the Owners and chartered to Chevron Transport pursuant to the Initial Charters.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Collateral Agreement refer to this Collateral Agreement as a whole and not to any particular provision of this Collateral Agreement, and Article, Section and subsection references are to this Collateral Agreement unless otherwise specified.

          Section 1.02 Limitation of Rights. Nothing in this Collateral Agreement or in the Secured Instruments, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the Collateral Trustee and the Secured Parties any right, remedy or claim under or by reason of this Collateral Agreement or any covenant, condition or stipulation herein contained, and all the covenants, stipulations, promises and agreements in this Collateral Agreement, the Collateral Assignments of Charter, the Collateral Assignments of Guarantee and the Assignments of Mortgage by or on behalf of California Petroleum shall be for the sole and exclusive benefit of the Collateral Trustee and the Secured Parties.

          Section 1.03 Effectiveness of Collateral Agreement. This Collateral Agreement shall become effective simultaneously with the earlier of the effectiveness of the Term Indenture or the effectiveness of the Serial Indenture. All references herein to the "date hereof" or other similar language shall mean the date of the effectiveness hereof and not the date appearing on the cover or the caption of this Collateral Agreement (which date is for identification purposes only).

                                  ARTICLE TWO

                         ENFORCEMENT NOTICE; EXERCISE
                          OF REMEDIES; DETERMINATIONS
                             PRIOR TO ENFORCEMENT


     Section 2.01 Enforcement Notice. (a) An Enforcement Notice shall become effective upon receipt thereof (or deemed receipt thereof) by the Collateral Trustee. An Enforcement Notice, once effective, shall remain in effect unless and until it is cancelled as provided in subsection 2.01(c).

     (b) So long as an Enforcement Notice is in effect, subject to the provisions of Sections 2.04(b) and (c), the Collateral Trustee shall exercise the rights and remedies provided in this Collateral Agreement, the Collateral Assignments of Charter, the Collateral Assignments of Guarantee and the Assignments of Mortgage. The Collateral Trustee is not empowered to exercise any remedy hereunder unless an Enforcement Notice is in effect.

     (c) The applicable Indenture Trustee (acting on the instructions of the Majority Serial Noteholders or the Majority Term Noteholders, as the case may
be) shall be entitled to cancel any Enforcement Notice theretofore given by it by delivering a written notice of cancellation to the Collateral Trustee (i) before the Collateral Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter, if the Collateral Trustee believes that all actions it has taken to exercise any remedy or remedies with respect to the Collateral can be reversed without undue difficulty or is reasonably assured that it is adequately indemnified for any loss incurred by the Collateral Trustee resulting from such reversal.

     (d) As soon as practicable after, but in any event within three Business Days of, its receipt of any Enforcement Notice, the Collateral Trustee shall give notice thereof to California Petroleum and the Indenture Trustees. As soon as practicable after, but in any event within three Business Days of, the cancellation of any Enforcement Notice pursuant to subsection (c) above, the Collateral Trustee shall give notice thereof to California Petroleum and the Indenture Trustees.

     Section 2.02 General Authority of the Collateral Trustee Over the Collateral. California Petroleum hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of California Petroleum or in its own name, from time to time in the Collateral Trustee's discretion, so long as any Enforcement Notice is in effect, to take any and all appropriate action directed by the Applicable Secured Parties and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms hereof and accomplish the purposes hereof and, without limiting the generality of the foregoing or any of the rights conferred on the Collateral Trustee, whether in its own right or as assignee of California Petroleum, pursuant to the other Security Documents, California Petroleum hereby gives the Collateral Trustee the power and right on its behalf, without notice to or further assent by California Petroleum, so long as any Enforcement Notice is in effect, to do the following (to the extent the Collateral Trustee is directed to do so by the Applicable Secured Parties):

        (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

       (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Collateral Trustee as, or in connection with, the Collateral;

       (iii) to commence, prosecute, defend, settle, compromise, compound or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

       (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Collateral Trustee were the absolute owner thereof;

        (v) to do, at its option and at the expense and for the account of California Petroleum, at any time or from time to time, all acts and things which the Collateral Trustee shall deem necessary or advisable to protect or preserve the Collateral and to realize upon the Collateral;

       (vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto; and

      (vii)  to exercise any of the remedies set forth in the Security
     Documents;

provided that the Collateral Trustee shall give California Petroleum not less than thirty days prior written notice of the time and place of any sale or other intended disposition of any Collateral. California Petroleum agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

          To the extent payments are received under the Initial Charters and applied in accordance with the Collateral Agreement, no default shall occur under the Loan Agreements.

     Section 2.03 Right To Initiate Judicial Proceedings. If an Enforcement Notice is in effect, the Collateral Trustee, subject to the provisions of
Section 2.04(b) and (c), (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Collateral Agreement and each Security Document and (ii) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

     Section 2.04 Exercise of Powers; Instructions. (a) All of the powers, remedies and rights of the Collateral Trustee as set forth in this Collateral Agreement may be exercised by the Collateral Trustee in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Trustee set forth in any Security Document may, subject to Sections 2.04(b) and (c), be exercised from time to time as herein and therein provided.

     (b) Subject to Section 2.04(c), the Applicable Secured Parties shall have the right, by one or more instruments in writing executed and delivered to the Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by any Security Document; provided that (i) such direction shall not conflict with any provisions of law, of any Security Document or, if applicable, the Indentures and (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in Section 6.04(d). Upon the delivery of any such instrument to the Collateral Trustee, the Applicable Secured Parties delivering such instrument shall deliver a copy thereof to California Petroleum and the Indenture Trustees. Following receipt of any such instrument the Collateral Trustee shall have the right in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. The Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein or as instructed in writing as provided herein.

          (c) Notwithstanding anything to the contrary contained herein or in any Security Document, so long as any Serial Mortgage Notes are Outstanding, if the Allocated Principal Amount of Serial Mortgage Notes relating to a Vessel has been paid in full and an Enforcement Notice has been delivered under the Term Indenture as a result of (i) a default under any Acceptable Replacement Charter or other charter relating to such Vessel or (ii) a Mortgage Event of Default relating to such Vessel, the Collateral Trustee may not pursue any remedies which the Collateral Trustee otherwise would be entitled to exercise pursuant to this Article with respect to any Initial Charter that has not reached its first optional termination date and that is not then in default, including amounts paid or payable thereunder, and the related Security Documents.

     Section 2.05 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Trustee hereunder and under the Collateral Assignments of Charter, the Collateral Assignments of Guarantee and the Assignments of Mortgage is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred in any Security Document or now or hereafter existing at law or in equity or by statute.

     (b) No delay or omission by the Collateral Trustee to exercise any right, remedy or power hereunder or under any other Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by any Security Document to the Collateral Trustee may, subject to Sections 2.04(b) and (c), be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee.

     (c) If the Collateral Trustee shall have undertaken to enforce any right, remedy or power under any Security Document and such enforcement shall have been discontinued, stayed, enjoined or abandoned for any reason or shall have been determined adversely to the Collateral Trustee in any related judicial proceedings, then California Petroleum, the Collateral Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such action had been taken.

     (d) All rights of action and of asserting claims upon or under the Security Documents may be enforced by the Collateral Trustee without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Trustee shall be, subject to Sections 6.05(c) and 6.10(b)(ii), brought in its name as Collateral Trustee and any recovery of judgment shall be held and applied as part of the Trust Estate.

     Section 2.06 Waiver and Estoppel. (a) California Petroleum, to the extent it may lawfully do so, (i) agrees that it will not at any time, in any manner whatsoever, claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of any Security Document, (ii) hereby waives all benefit or advantage of all such laws and covenants and (iii) agrees that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee, in its own right or as assignee of California Petroleum, in any Security Document but will suffer and permit the execution of every such power as though no such law were in force.

     (b) California Petroleum, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including, without limitation, the Owners, any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted in any Security Document or pursuant to judicial proceedings or upon foreclosure or any enforcement of any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

     (c) California Petroleum waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required under any Security Document) in connection with the Security Documents and any action taken by the Collateral Trustee with respect to the Collateral.

       Section 2.07 Determinations Prior to Enforcement. Except as otherwise specifically provided herein, the Indenture Trustees shall have the exclusive authority to direct the conduct of the Collateral Trustee with respect to (i) any written request under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or any other Person's obligations with respect thereto or (ii) any nonperformance by any Person of any covenant or any breach of any representation or warranty thereof set forth in any Security Document.

     Section 2.08 Limitation on Collateral Trustee's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Security Document and to account to the Secured Parties and California Petroleum for moneys and other property received by it under any Security Document, the Collateral Trustee shall not have any duty to California Petroleum or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

     Section 2.09 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Collateral Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under provisions of any applicable law.

                                 ARTICLE THREE

                       THE TRUST ACCOUNTS; DISTRIBUTIONS


          Section 3.01 The Trust Accounts. (a) There is hereby established and, at all times hereafter until the earlier of the payment in full of the Secured Obligations under the Serial Indenture or the termination of the trusts created by this Collateral Agreement, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Initial Revenue Account") in the name and under the control of the Collateral Trustee for the benefit of the Indenture Trustees for the benefit of holders of the Serial Mortgage Notes and the Term Mortgage Notes equally and ratably into which there shall be deposited, until the first termination date under each Initial Charter any Charterhire payments under such Initial Charter.

          (b) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Second Revenue Account") in the name and under the control of the Collateral Trustee for the benefit of the Term Indenture Trustee for the benefit of holders of the Term Mortgage Notes equally and ratably into which there shall be deposited for each Vessel (i) if the Initial Charter relating to such Vessel is terminated, any Charterhire payments under any Acceptable Replacement Charter or other charter for such Vessel and
(ii) if the Initial Charter relating to such Vessel continues in effect after the Allocated Principal Amount of the Serial Mortgage Notes relating to such Vessel have been paid in full, any Charterhire payments under such Initial Charter.

          (c) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Termination Account") in the name and under the control of the Collateral Trustee for the benefit of the Term Indenture Trustee for the benefit of holders of the Term Mortgage Notes equally and ratably into which there shall be deposited for each Vessel, if the related Initial Charter is terminated at the option of the Initial Charterer, the Termination Payment payable under such Initial Charter. Any net proceeds from the sale, if any, of a Vessel for which the related Initial Charter has reached its first optional termination date, any insurance proceeds or other payments received by the Collateral Trustee in connection with the occurrence of a Total Loss to any Vessel whose related Initial Charter has reached its first optional termination date, and any funds transferred from the Casualty Account or the Collateral Account, provided in each case all Liens of the Serial Indenture shall have been released, shall be deposited into the Termination Account to be used along with the related Termination Payment (and any excess amounts referred to in the next succeeding sentence arising from previous Vessel sales and remaining in the Termination Account) in connection with the related mandatory redemption, if any, of Term Mortgage Notes pursuant to Section 10.1(d) of the Term Indenture. The excess, if any, relating to such Vessel over the amount necessary to pay all amounts due and payable in connection with such related mandatory redemption, shall be disbursed by the Collateral Trustee, to the extent necessary on each succeeding Payment Date, to make payments designated to be made from the Termination Account on such Payment Date pursuant to this Section 3.01(c),
Section 3.03(b) or (c), or Section 3.04 as the case may be.

          Any Termination Payment deposited into the Termination Account shall be disbursed by the Collateral Trustee (i) if a notice of mandatory redemption is delivered by the Owners as a result of such termination, in accordance with
Section 10.1(d) of the Term Indenture or (ii) if a notice of mandatory redemption is not delivered by the Owners as a result of such termination, to the extent necessary on each succeeding Payment Date, to make payments designated to be made from the Termination Account on such Payment Date pursuant to Section 3.03(b) or (c), as the case may be.

          (d) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Operating Account") in the name and under the control of the Collateral Trustee into which the Collateral Trustee shall deposit for each Vessel, pursuant to Section 3.03(a), (b) or (c), as the case may be, for the applicable Payment Date, the Recurring Fees and Taxes, the Management Fee and the Technical Advisor's Fee. Funds deposited into the Operating Account on each Payment Date will be disbursed by the Collateral Trustee (i) from time to time, to pay the Recurring Fees and Taxes for each Vessel as such amounts become due and payable upon presentation of invoices therefor pursuant to the Management Agreement, (ii) to pay the Management Fee for each Vessel to the Manager and (iii) to pay the Technical Advisor's Fee for each Vessel to the Technical Advisor; provided that the Management Fee and the Technical Advisor's Fee shall be payable only to the extent that the funds remaining in the Operating Account after any such payment would be sufficient to pay the Recurring Fees and Taxes for the applicable period.

          (e) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Equity Account") in the name and under the control of the Collateral Trustee into which the Collateral Trustee shall deposit, pursuant to Section 3.03(a), (b) or (c), as the case may be, for each Equity Transfer Date, the Equity Remainder, if any, for each Vessel. Any balance remaining in the Equity Account after payment in full of all of the Secured Obligations shall be disbursed promptly thereafter to the Owners, pro rata.

          (f) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Casualty Account") in the name and under the control of the Collateral Trustee into which there shall be deposited, pursuant to the provisions of the related Security Documents, any insurance proceeds or other payments in connection with the occurrence of a Total Loss to any Vessel then subject to an Initial Charter that has not reached its first optional termination date. Amounts deposited in the Casualty Account will be disbursed by the Collateral Trustee in accordance with Section 11.1(b) of the Serial Indenture and Section 10.1(c) of the Term Indenture, respectively. All such amounts paid with respect to a Vessel that has reached its first optional termination date and any balance remaining in the Casualty Account upon the release of all Liens of the Serial Indenture will be deposited into the Termination Account.

          (g) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Collateral Account") in the name and under the control of the Collateral Trustee into which there shall be deposited from time to time (i) the cash proceeds of any sale of, or other realization upon, all or any part of the Collateral upon the exercise by the Collateral Trustee of any of the rights and remedies described in Article Two upon receipt of an Enforcement Notice and (ii) any other amount received by the Collateral Trustee pursuant to any of the Security Documents for which this Collateral Agreement does not specify another Trust Account into which such amount is to be deposited.

          While an Enforcement Notice is in effect, all moneys which are required by any Security Document to be delivered to the Collateral Trustee or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in any Security Document or otherwise, shall be deposited in the Collateral Account and held by the Collateral Trustee as part of the Trust Estate and applied in accordance with the terms of this Collateral Agreement; provided that any moneys received by the Collateral Trustee for deposit in any other Trust Account which are received pursuant to the Security Documents relating to any Initial Charter that is not then in default and that has not reached its first optional termination date, including amounts paid or payable thereunder, shall be deposited in such other Trust Account and applied in accordance with the provisions applicable to such other Trust Account; provided further that notwithstanding anything in this Section 3.01(g) to the contrary, all such moneys relating to Collateral with respect to which the Lien of the Serial Indenture has been released shall be deposited in the Termination Account and applied in accordance with the terms of this Collateral Agreement.

          Any net proceeds from the sale, if any, of a Vessel for which the related Initial Charter has been terminated that are in excess of the amount necessary to pay all amounts due and payable in connection with the related mandatory redemption, shall be deposited into the Termination Account in accordance with Section 3.01(c).

          Upon the release of all Liens of the Serial Indenture, any balance remaining in the Collateral Account shall be transferred to the Termination Account.

          (h) There is hereby established and, at all times hereafter until the trusts created by this Collateral Agreement shall have terminated, there shall be maintained with the Collateral Trustee at the corporate trust office of the Collateral Trustee, a trust account (the "Sinking Fund Reserve Account") in the name and under the control of the Collateral Trustee for the benefit of the Term Indenture Trustee for the benefit of holders of the Term Mortgage Notes equally and ratably into which there shall be deposited from time to time pursuant to
Section 3.03(b) or (c), as the case may be, for each Payment Date that is not a sinking fund redemption date or a date for the final payment of principal on the Term Mortgage Notes, an amount, if any, equal to one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date. Any balance remaining in the Sinking Fund Reserve Account after payment in full of all of the Secured Obligations shall be disbursed promptly thereafter to the Owners, pro rata.

          (i) Any income received by the Collateral Trustee with respect to the balance from time to time standing to the credit of any Trust Account, including any interest or capital gains on Permitted Investments, shall remain, or be deposited, in such Trust Account. All cash amounts on deposit from time to time in the Trust Accounts, together with any Permitted Investments from time to time made with amounts on deposit therein as provided herein shall constitute part of the Collateral. The deposit or holding of such amounts in any Trust Account shall not constitute payment of the Secured Obligations until applied to such Secured Obligations as provided herein. The parties to this Collateral Agreement agree that all income from Permitted Investments shall be income of the Owners, to be held by the Collateral Trustee pursuant to the Collateral Agreement.

     Section 3.02 Investment of Funds Deposited in Trust Accounts. Amounts on deposit in the Trust Accounts shall be invested and re-invested from time to time in such Permitted Investments as the Collateral Trustee shall determine in its sole discretion, which Permitted Investments shall be held in the name and be under the control of the Collateral Trustee. In order to provide the Collateral Trustee, for the benefit of the Secured Parties, with a perfected security interest in any Permitted Investment, each Permitted Investment shall be either:

          (A) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Collateral Trustee, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Collateral Trustee or any agent thereof in the State of New York;

          (B) in book-entry form and issued by the United States or any agency thereof and backed by the full faith and credit of the United States, and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Collateral Trustee) appropriate measures shall have been taken for perfection of the Security Interests; or

          (C) shares, registered in the name of the Collateral Trustee, of mutual funds or money market funds which invest solely in Permitted Investments of the kind described in clauses (A) and (B) above.

In the absence of gross negligence or willful misconduct, the Collateral Trustee shall not be responsible for any loss resulting from any such investment.

          Section 3.03  Payment Dates.

          (a) On each Payment Date on or prior to ____, 2003, the Collateral Trustee shall withdraw funds from the Initial Revenue Account and then from the Equity Account (except for clause (vii) below) and make the payments set forth below in the following order, in each case to the extent funds are available after the preceding payment has been made in full:

          (i) to deposit into the Operating Account the amount of the Recurring Fees and Taxes then due and payable for each Vessel, or which will become due and payable prior to the next succeeding Payment Date;

          (ii) to pay all interest then due and payable on the Serial Mortgage Notes to the holders of the Serial Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Serial Mortgage Note bears to the aggregate amount of the payments then due under all such Serial Mortgage Notes;

          (iii) if such Payment Date is the maturity date for any Serial Mortgage Notes, to pay the aggregate amount of principal then due and payable on such Serial Mortgage Notes to the holders of such Serial Mortgage Notes, ratably in the proportion that the amount of such principal then due under each such Serial Mortgage Note bears to the aggregate amount of such principal then due under all such Serial Mortgage Notes;

          (iv) to pay all interest then due and payable on the Term Mortgage Notes to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

          (v) to pay to the Indenture Trustees, the Collateral Trustee and the Designated Representative, respectively, the fees and expenses then due and payable under the Indentures to the Indenture Trustees, under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee;

          (vi) to deposit into the Operating Account the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel; and

          (vii) if such Payment Date is an Equity Transfer Date, to the extent funds are available, to deposit the Equity Remainder for each Vessel into the Equity Account.

          After the foregoing payments have been made, the Collateral Trustee shall invest (and reinvest, as applicable) any balance remaining in the Initial Revenue Account and the Equity Account in Permitted Investments that will mature on or before the next succeeding Payment Date.

          (b) On each Payment Date that occurs after __________ __, 2003 and on or before __________ __, 2006, the Collateral Trustee shall withdraw funds from the Initial Revenue Account, the Second Revenue Account, the Termination Account, the Sinking Fund Reserve Account, the Equity Account, or the applicable combination of the foregoing indicated below, as the case may be, and make the payments set forth below in the following order, in each case to the extent funds are available in the applicable Trust Accounts after the preceding payment has been made in full:

          (i) deposit into the Operating Account the amount of the Recurring Fees and Taxes then due and payable, or which will become due and payable prior to the next succeeding Payment Date for each Vessel then subject to an Initial Charter through its first optional termination date, first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein;

          (ii) to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, all interest then due and payable on the Serial Mortgage Notes to the holders of the Serial Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Serial Mortgage Note bears to the aggregate amount of the payments then due under all such Serial Mortgage Notes;

          (iii) if such Payment Date is the maturity date for any Serial Mortgage Notes, to pay from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, the aggregate amount of principal then due and payable on such Serial Mortgage Notes to the holders of such Serial Mortgage Notes, ratably in the proportion that the amount of such principal then due under each such Serial Mortgage Note bears to the aggregate amount of such principal then due under all such Serial Mortgage Notes;

          (iv) to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, all interest then due and payable on the Allocated Principal Amount of Term Mortgage Notes for each Vessel then subject to an Initial Charter through its first optional termination date to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

          (v) to deposit into the Operating Account the amount of the Recurring Fees and Taxes then due and payable, or which will become due and payable prior to the next succeeding Payment Date for each Vessel after the first optional termination date for the related Initial Charter, first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein;

          (vi) to pay first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, all interest then due and payable on
     (A) the Allocated Principal Amount of the Term Mortgage Notes for each Vessel subject to an Initial Charter after the first optional termination date thereof and (B) on the Allocated Principal Amount of the Term Mortgage Notes for each Vessel not subject to an Initial Charter to the holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

          (vii) (A) if such Payment Date is a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to pay first from the Sinking Fund Reserve Account, then from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, the aggregate sinking fund redemption amount or amount of principal then due and payable on the Term Mortgage Notes, ratably, in the case of payment due on maturity, in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payment then due under all such Term Mortgage Notes and (B) if such Payment Date is not a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to deposit into the Sinking Fund Reserve Account first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, an amount, if any, equal to one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date;

          (viii) to pay first from the Initial Revenue Account and then from the Equity Account, in each case to the extent of the funds available therein, to the Indenture Trustees, the Collateral Trustee and the Designated Representative, respectively, the portion of the aggregate amount of the fees and expenses then due under the Indentures to the Indenture Trustees, under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee, calculated by multiplying the aggregate amount of such fees and expenses by a fraction, the numerator of which is the number of Vessels then subject to Initial Charters through their respective first optional termination date and the denominator of which is the total number of Vessels then subject to a Mortgage;

          (ix) to pay to the Indenture Trustees, the Collateral Trustee and the Designated Representative, respectively, first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds therein, the portion of the aggregate amount of the fees and expenses then due under the Indentures to the Indenture Trustees, under the Collateral Agreement to the Collateral Trustee and the Designated Representative's Fee, calculated by multiplying the aggregate amount of such fees and expenses by a fraction, the numerator of which is the number of Vessels after the first optional termination date for the respective Initial Charters and the denominator of which is the total number of Vessels then subject to a Mortgage;

          (x) to deposit into the Operating Account first from the Initial Revenue Account and then from the Equity Account, to the extent of the funds available therein, the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel then subject to an Initial Charter through its first optional termination date;

          (xi) to deposit into the Operating Account first from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein, the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel after the first optional termination date for the related Initial Charter;

          (xii) if such Payment Date is an Equity Transfer Date, to withdraw from the Initial Revenue Account, to the extent funds are available, and to deposit into the Equity Account the Equity Remainder for each Vessel then subject to an Initial Charter through its first optional termination date; and

          (xiii) if such Payment Date is an Equity Transfer Date, to withdraw first from the Second Revenue Account in each case to the extent of the funds available therein, and to deposit into the Equity Account the Equity Remainder for each Vessel after the first optional termination date for the related Initial Charter.

          After the foregoing payments have been made, the Collateral Trustee shall invest (and reinvest, as applicable) any balance remaining in each of the Initial Revenue Account (if such Payment Date is not the date upon which the Serial Mortgage Notes are paid in full), the Second Revenue Account, the Equity Account, the Termination Account and the Sinking Fund Reserve Account in Permitted Investments that will mature on or before the next succeeding Payment Date.

          On the final maturity date for the Serial Mortgage Notes, after all payments have been made in full to the holders of the Serial Mortgage Notes, the Collateral Trustee will transfer any balance remaining in the Initial Revenue Account to the Second Revenue Account.

          (c) On each Payment Date after ________, 2006, the Collateral Trustee shall withdraw funds first from the Sinking Fund Reserve Account (only in the case of clause (iii)(A) below), then from the Second Revenue Account, then from the Termination Account and then from the Equity Account, in each case to the extent of the funds available therein:

          (i) to deposit into the Operating Account the Recurring Fees and Taxes then due and payable for each Vessel, or which will become due and payable prior to the next succeeding Payment Date;

          (ii) to pay all interest then due and payable on the Term Mortgage Notes to the Holders of the Term Mortgage Notes, ratably in the proportion that the amount of such payment then due under each Term Mortgage Note bears to the aggregate amount of the payments then due under all such Term Mortgage Notes;

          (iii) (A) if such Payment Date is a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to pay the aggregate sinking fund redemption amount or amount of principal then due and payable on the Term Mortgage Notes, ratably, in the case of payment due on maturity, in the proportion that the amount of such payment then due under each such Term Mortgage Note bears to the aggregate amount of the payment then due under all such Term Mortgage Notes and (B) if such Payment Date is not a sinking fund redemption date or a date for the payment of principal on the Term Mortgage Notes, to deposit into the Sinking Fund Reserve Account an amount, if any, equal to one-half of the aggregate sinking fund redemption amount or amount of principal due and payable on the Term Mortgage Notes on the next succeeding Payment Date;

          (iv) to pay to the Term Indenture Trustee, the Collateral Trustee and the Designated Representative, respectively, the fees and expenses then due and payable under the Term Indenture to the Term Indenture Trustee and under the Collateral Agreement to the Collateral Trustee, and the Designated Representative's Fee;

          (v) to deposit into the Operating Account, the Management Fee and the Technical Advisor's Fee then due and payable for each Vessel; and

          (vi) if such Payment Date is an Equity Transfer Date, to the extent funds are available, to deposit the Equity Remainder for each Vessel into the Equity Account.

After the foregoing payments have been made, the Collateral Trustee will invest (and reinvest, as applicable) any balance remaining in each of the Sinking Fund Reserve Account, the Second Revenue Account, the Equity Account and the Termination Account in Permitted Investments that will mature on or before the next succeeding Payment Date. If so directed by California Petroleum and if no Indenture Event of Default has occurred and is continuing, the Collateral Trustee will purchase Term Mortgage Notes in the open market from funds, if any, available in the Sinking Fund Reserve Account, provided that (a) the purchase price of such Term Mortgage Notes is less than 100% of the principal amount thereof plus accrued and unpaid interest to the date of such purchase and (b) such Term Mortgage Notes are used to satisfy California Petroleum's sinking fund obligations on the Term Mortgage Notes on the next succeeding Payment Date.

          (d) On each Payment Date occurring after the date on which each Vessel either (i) has been sold, (ii) is subject to an Acceptable Replacement Charter or (iii) is subject to an Initial Charter for which the last optional termination date has occurred and has not been exercised, the Collateral Trustee shall if so directed by California Petroleum disburse excess funds contained in the Second Revenue Account and Termination Account to the Owners, pro rata in proportion to the amount of such funds deposited in such Trust Accounts in respect of such Owner's Vessel. For purposes of this Section 3.03(d), amounts contained in the Second Revenue Account and Termination Account shall on any date of determination be deemed excess funds to the extent, if any, that charterhire payments under all Initial Charters and Acceptable Replacement Charters then in effect during the non-cancellable term of such charters, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the amounts then held in the Termination Account, (3) the amounts then held in the Second Revenue Account and (4) all fees and expenses, if any, incurred but unpaid in connection with the recharter of the Vessels, provide sufficient funds for the payment in full when due of (A) sinking fund payments and payments of principal and interest on the then Outstanding Term Mortgage Notes in accordance with the revised schedule of sinking fund and principal payments that is applicable on such date of determination, (B) the amount of Recurring Fees and Taxes for all such Vessels,
(C) the amount of Management Fees and Technical Advisor's Fees for all such Vessels, (D) the amount of fees and expenses of the Indenture Trustees, the Collateral Trustee and the Designated Representative and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses.

     Section 3.04 Application of Moneys in the Collateral Account. Any moneys held by the Collateral Trustee in the Collateral Account pursuant to clause (i) of the first paragraph of Section 3.01(g) or the second paragraph of Section 3.01(g) shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate Permitted Investments prior to maturity in order to make a distribution pursuant to this Section 3.04), be distributed by the Collateral Trustee on each Distribution Date in the following order of priority:

          First: to the Collateral Trustee for any due and unpaid Trustee Fees and fees due to the Indenture Trustees and then to all reasonable expenses and charges, including the expenses of any taking, attorney's fees, court costs and other expenses or advances made or incurred by or on behalf of the Collateral Trustee in connection with the ascertainment or protection of its rights and the pursuance of its remedies hereunder or under any of the Security Documents (including, without limitation, the reasonable fees and disbursements of counsel);

          Second: to the Indenture Trustees in an amount equal to the due and unpaid interest on the Serial Mortgage Notes and Term Mortgage Notes Outstanding for payment of such due and unpaid interest and, if such money shall be insufficient to pay all such amounts in full, then ratably to the applicable Indenture Trustees in proportion to the due and unpaid amounts thereof on such Distribution Date;

          Third: to the Indenture Trustees in an amount equal to the due and unpaid principal on the Serial Mortgage Notes and Term Mortgage Notes Outstanding for payment of such due and unpaid principal and, if such money shall be insufficient to pay all such amounts in full, then ratably to the applicable Indenture Trustees in proportion to the due and unpaid amounts thereof on such Distribution Date;

          Fourth: to each of the Indenture Trustees in an amount equal to all other sums which constitute Secured Obligations then due and payable and, if such moneys shall be insufficient to pay such sums in full, then ratably to the Indenture Trustees in proportion to such sums; and

          Fifth: any surplus to the Owners or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          Any moneys held by the Collateral Trustee in the Collateral Account pursuant to clause (ii) of the first paragraph of Section 3.01(g) shall be applied by the Collateral Trustee to the purposes for which they were paid or held pursuant to the applicable provisions of the Security Documents.

          In the case of an Event of Default under the Term Indenture, any moneys held by the Collateral Trustee in the Termination Account shall be applied by the Collateral Trustee as set forth above in subparagraphs First through Fourth (with any excess deposited into the Termination Account), provided that no such funds shall be paid to the Serial Indenture Trustee for its benefit or for the benefit of holders of the Serial Mortgage Notes.

     Section 3.05 Collateral Trustee's Calculations. In making the determinations and allocations required by this Article Three, the Collateral Trustee may rely upon information supplied by the Indenture Trustees as to amounts payable with respect to Secured Obligations arising under or with respect to the Indentures or the Notes issued thereunder, and the Collateral Trustee shall have no liability to California Petroleum or any of the Secured Parties for actions taken in reliance on such information. All distributions made by the Collateral Trustee pursuant to this Article Three shall (subject to any decree of any court of competent jurisdiction) be final, and the Collateral Trustee shall have no duty to inquire as to the application of any amounts so distributed. However, if at any time the Collateral Trustee determines that an allocation or distribution previously made pursuant to this Article Three was based on a mistake of fact, the Collateral Trustee may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions thereunder so that, on a cumulative basis, the Secured Parties receive the distributions to which they would have been entitled if such mistake of fact had not been made.

                                 ARTICLE FOUR

                      AGREEMENTS WITH COLLATERAL TRUSTEE


     The Indenture Trustees and California Petroleum agree as follows:

     Section 4.01 Delivery of Secured Instruments and Security Documents. California Petroleum shall deliver to the Collateral Trustee true and complete copies of all Secured Instruments in effect as of the date this Collateral Agreement shall become effective, and shall deliver to the Collateral Trustee, promptly upon the execution thereof, a true and complete copy of each Secured Instrument and all amendments, modifications or supplements to any Secured Instrument entered into after such time. California Petroleum shall deliver to the Collateral Trustee the counterpart of each Security Document marked "Secured Party's Original".

     Section 4.02  Information as to Loan Agreements and Indenture Trustees.
The Indenture Trustees shall deliver to the Collateral Trustee, on the date this Collateral Agreement becomes effective and from time to time upon request of the Collateral Trustee, a list setting forth as of a date not more than 30 days prior to the date of such delivery, the aggregate unpaid principal amount of the Serial Loans and the Term Loan for each Owner under the related Loan Agreements and the name and address of the Indenture Trustees. In addition, each Indenture Trustee shall promptly notify the Collateral Trustee of any change in the identity of such Indenture Trustee.

     Section 4.03 Compensation and Expenses. California Petroleum shall on demand pay or reimburse the Collateral Trustee for (i) reasonable compensation to the Collateral Trustee, to the extent permitted by law (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a trustee of an express trust), for its services hereunder in administering the Trust Estate and (ii) all of the reasonable costs and expenses of the Collateral Trustee (including, without limitation, the reasonable compensation and expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) (A) in connection with the preparation, execution and delivery of this Collateral Agreement or the other Security Documents, any waiver or consent thereunder, any modification or termination thereof, or any Default or alleged Default; (B) if an Indenture Event of Default occurs, in connection with such Indenture Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings relating thereto; (C) in connection with the administration or protection of the Trust Estate, the sale or other disposition of any Collateral or the preservation, protection or defense of the Collateral Trustee's rights under the Security Documents or in and to the Trust Estate; or (D) in connection with any removal pursuant to subsection 6.07(a).
In addition, California Petroleum agrees to indemnify the Collateral Trustee against, and reimburse it for, the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Trustee would not otherwise be subject to tax except by reason of its acting as mortgagee or secured party (and not as owner or operator) under any Security Document (directly or through agents, separate trustees or co-trustees); provided that such indemnification for taxes (a) shall apply only (i) in respect of taxes attributable to the performance of the Collateral Trustee's obligations as Collateral Trustee hereunder and (ii) to the extent that the Collateral Trustee, using reasonable efforts, shall have been unable to avoid or minimize the same as contemplated by
Section 6.10 and (b) shall in no event cover any federal, state, local or other taxes imposed upon the Collateral Trustee with respect to or measured by its net income or profits. The obligations of California Petroleum under this Section
4.03 shall survive the termination of the other provisions of this Collateral Agreement (provided that such obligations shall no longer be secured by any Lien on the Collateral).

     Section 4.04 Stamp, Excise and Other Similar Taxes. California Petroleum shall indemnify and hold harmless the Collateral Trustee from and against any present or future claim for liability for any stamp, documentary, excise, recording, transfer or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with any Security Document, any Secured Obligations, the Trust Estate or any Collateral or the sale or other disposition thereof. The obligations of California Petroleum under this Section 4.04 shall survive the termination of the other provisions of this Collateral Agreement (provided that such obligations shall no longer be secured by any Lien on the Collateral).

     Section 4.05 Filing Fees, Etc. California Petroleum shall upon demand pay or reimburse the Collateral Trustee for any and all costs and expenses in respect of any and all search, filing, recording and registration and similar fees, taxes, charges, costs and expenses in connection with the filing, recording, registration, perfection or termination of any Security Document, any financing statement or other document relating thereto, or any Lien contemplated or perfected thereby and all costs and expenses for any Lien, financing statement, title or other similar search relating to the Collateral, California Petroleum, any Owner or any other Person owning or holding any Collateral or any interest therein. The obligations of California Petroleum under this Section
4.05 shall survive the termination of the other provisions of this Collateral Agreement (provided that such obligations shall no longer be secured by any Lien on the Collateral).

     Section 4.06 Indemnification. (a) California Petroleum shall indemnify, and hold harmless the Collateral Trustee from and against any and all liabilities, obligations, losses, damages, penalties, judgments, actions, suits, proceedings, reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Collateral Trustee in connection with any investigative, administrative or judicial proceeding (whether or not the Collateral Trustee is designated a party to such proceeding) relating to the Trust Estate, the

Collateral, the Security Documents or the Secured Instruments, provided that the Collateral Trustee shall not have the right to be indemnified hereunder for its own negligence or bad faith as determined by a court of competent jurisdiction. In any suit, proceeding or action brought by the Collateral Trustee under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, California Petroleum agrees to save, indemnify and keep the Collateral Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of California Petroleum thereunder, arising out of a breach by California Petroleum of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of California Petroleum or its successors from California Petroleum, and all such obligations of California Petroleum shall be and remain enforceable against and only against California Petroleum and shall not be enforceable against the Collateral Trustee.

          (b) In addition to, but without duplication of, its obligations under subsection (a) above, California Petroleum shall indemnify and hold harmless the Collateral Trustee from and against any and all losses, damages and expenses incurred by the Collateral Trustee as a result of any oil or other environmental damage resulting from the operation of any Vessel, including, without limitation, any liability under the Oil Pollution Act of 1990, as amended, or the laws of any other jurisdiction relating to oil spills.

          (c) The agreements in this Section 4.06 shall survive the termination of the other provisions of this Collateral Agreement.

     Section 4.07 Representations and Warranties; Further Assurances. Whether or not an Enforcement Notice is then in effect, California Petroleum will, from time to time, execute, deliver, file and record any statement, assignment, instrument, document, mortgage, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC) that from time to time may be necessary or desirable, or that the Collateral Trustee, any Indenture Trustee or the Majority Noteholders may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Trustee and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Trustee to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. The Collateral Trustee shall be entitled to withdraw from the Operating Account amounts sufficient to pay the costs of, or incidental to, any recording or filing of any financing or continuation statement, assignment, instrument, document, mortgage, agreement or other paper concerning the Collateral. If at any time California Petroleum shall refuse to sign promptly any financing or continuation statement, California Petroleum also hereby authorizes the Collateral Trustee to sign and to file such financing or continuation statement without the signature of California Petroleum to the extent permitted by applicable law. California Petroleum agrees that a photographic, photostatic or other reproduction of any Security Document or any Mortgage or of a financing statement is sufficient as a financing statement.

     Section 4.08 Other Agreements of California Petroleum. (a) California Petroleum will not change (A) the location of its chief executive office or chief place of business, (B) the counties where it keeps or holds any Collateral in its possession at any time or any records relating to the Collateral or (C) the number of counties in the Commonwealth of Massachusetts in which it has a place of business unless, in each case, it shall have given the Collateral Trustee prior notice thereof and (at its own cost and expense) delivered an opinion of counsel with respect thereto prior to taking such action in customary form confirming the continued validity and perfection under the UCC (to the extent such Security Interests may be perfected under the UCC) of the Security Interests granted hereby (which opinion may contain such exceptions and assumptions as are customary in a legal opinion of such type). California Petroleum shall not in any event change the location of any Collateral in its possession at any time if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected unless prior to taking such action it shall have taken such actions as may be necessary to prevent such lapse in perfection or failure to be perfected.

          (b) California Petroleum will not dispose of any Collateral in its possession at any time or create, incur or suffer to exist any Lien with respect to any Collateral.

          (c) California Petroleum will, promptly upon request, provide to the Collateral Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Trustee to enforce the provisions of this Collateral Agreement.

          (d) California Petroleum will at all times do nothing to impair the rights of the Collateral Trustee and the Secured Parties in and to the Collateral.

          (e) California Petroleum will permit the Collateral Trustee, the Indenture Trustees or any agent designated by any of them, from time to time during normal business hours, to inspect, audit, check and make abstracts from California Petroleum's books, records and other papers relating to the Collateral.

          (f) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any agent or processor of California Petroleum, California Petroleum shall notify such warehouseman, bailee, agent or processor of the Security Interest created under the Security Documents and to hold all such Collateral for the account of the Collateral Trustee subject to the instructions of the Collateral Trustee.

          (g) Except as otherwise provided herein, California Petroleum will not amend any Security Document without the prior written consent of the Collateral Trustee as instructed by the Indenture Trustees or the Applicable Secured Parties.

          Section 4.09 Lien for Fees. Notwithstanding anything to the contrary herein, the Collateral Trustee shall have a Lien upon the Collateral ranking junior to the Lien of the Noteholders, but senior to all other liens, if any, to the extent of Trustee Fees payable and unpaid. The Collateral Trustee shall not institute any suit in equity, action at law or other judicial or administrative proceeding seeking the enforcement of such Lien until after the Notes have been paid in full.


                                  ARTICLE FIVE

                           RELEASES; NON-DISTURBANCE


     Section 5.01 Releases. (a) In connection with the termination of the Liens created by the Security Documents in whole or in part or in connection with any disposition of Collateral permitted hereby or by any Security Document, the Collateral Trustee will at the request of California Petroleum as promptly as practicable release from the Lien created by the Security Documents (x) all the Collateral (in connection with a termination of all of the Security Interests) or (y) the relevant Collateral and deliver such Collateral that is in its possession to California Petroleum and execute and deliver such documents, certificates or other instruments as California Petroleum shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Any such request shall be in writing signed by California Petroleum, shall describe the property to be released in reasonable detail, and shall state that such release is or will be in accordance with the Secured Instruments and the Security Documents. Each release instrument to be delivered pursuant to any provision of this Collateral Agreement shall be in such form as is reasonably requested by California Petroleum and, where appropriate, shall be in recordable form or, in the case of UCC Termination Statements, in the statutorily-prescribed form.

          Section 5.02 Non-Disturbance. So long as no Charter Event of Default shall have occurred and be continuing under any Initial Charter, Acceptable Replacement Charter or other charter, the Security Interest of the Collateral Trustee in such Initial Charter, Acceptable Replacement Charter or other charter and the related Vessel created hereby shall be subject to the rights, if any, of Chevron Transport under such Initial Charter or the charterer under such Acceptable Replacement Charter or other charter, as the case may be.

                                  ARTICLE SIX

                            THE COLLATERAL TRUSTEE


     Section 6.01 Acceptance of Trust. The Collateral Trustee, for itself and its successors, hereby accepts the trust created by this Collateral Agreement upon the terms and conditions hereof.

     Section 6.02 Exculpatory Provisions. (a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties, except its own, in the Security Documents. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of California Petroleum or any Owner thereto or as to the security afforded by any Security Document, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of any of the Security Documents or the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Trustee shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of liens upon the Collateral or otherwise as to the maintenance of the Collateral, except that if the Collateral Trustee takes possession of any Collateral, the Collateral Trustee shall use reasonable care in the preservation of the Collateral in its possession.

     (b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by California Petroleum or any Owner of any of the covenants or agreements contained in any Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Trustee may rely on certificates of the Serial Indenture Trustee or the Term Indenture Trustee, as the case may be, with respect to Secured Obligations arising under or with respect to the Serial Indenture and the Term Indenture, respectively, and the Notes issued thereunder.

     (c) The Collateral Trustee shall be under no obligation or duty to take any action hereunder or under any Security Document unless the Collateral Trustee shall have received security or indemnity satisfactory to it against the costs, expenses and liabilities, including any applicable taxes, which might be incurred thereby.

     (d) Notwithstanding any other provision of this Collateral Agreement or any other Security Document, the Collateral Trustee, in its individual capacity, shall not be personally liable for any action taken or omitted to be taken by it in accordance with the Security Documents except for its own negligence or bad faith.

     (e) The Collateral Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with California Petroleum, any Owner, Chevron Transport or Chevron, as if it were not the Collateral Trustee.

     Section 6.03 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or though agents or attorneys-in-fact. The Collateral Trustee shall be entitled to advice of counsel and other experts concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them in good faith without negligence.

     Section 6.04 Reliance by Collateral Trustee. (a) Whenever in the administration of the Security Documents the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any actions, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of an Authorized Financial Officer of California Petroleum delivered to the Collateral Trustee, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of Section 6.05.

     (b) The Collateral Trustee may consult with counsel and other experts, and any opinion of counsel or written opinion from such other expert shall be full and complete authorization and protection in respect of any action taken or suffered by it under any Security Document in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of the Security Documents from any court of competent jurisdiction.

     (c) The Collateral Trustee may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, facsimile transmissions and telexes, to have been sent by the proper party or parties. In the absence of negligence or bad faith, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of any Security Document.

     (d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Collateral Agreement (including, without limitation, Article Three) and the other Security Documents, at the request or direction of the Indenture Trustees or the Majority Noteholders pursuant to this Collateral Agreement or otherwise, unless the Collateral Trustee shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in connection therewith, including such reasonable advances as may be requested by the Collateral Trustee.

     (e) Upon any application or demand by an Owner (except any such application or demand which is expressly permitted to be made orally) to the Collateral Trustee to take or permit any action under any of the provisions of any Security Document, such Owner shall furnish to the Collateral Trustee a certificate of an Authorized Officer of such Owner stating that all conditions precedent, if any, provided for in any relevant Security Document or any Secured Instrument relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of a Security Document relating to such particular application or demand, such additional document shall also be furnished.

     (f) Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of an appropriate Authorized Officer or representations made by an appropriate Authorized Officer in a writing delivered to the Collateral Trustee.

     (g) In any case in which the Collateral Trustee shall be required or permitted to determine whether any proceeds or avails of the sale or other disposition of any property shall be allocated to the Collateral Account or another Trust Account, or otherwise to make any determination as to the extent to which the Lien created by any Security Document secures any Secured Obligations, the Collateral Trustee is authorized, at the cost and expense of the Trust Estate and without any direction from, or requirements for consent of or authorization by, the Indenture Trustees or the Applicable Secured Parties, to institute proceedings in a court of competent jurisdiction for the obtaining of any authoritative determination of such matter. If the Collateral Trustee institutes any such proceeding, it shall give prompt written notice thereof to California Petroleum and the Indenture Trustees and shall afford each of them opportunity to participate in such proceeding.

     Section 6.05 Limitations on Duties of Collateral Trustee. (a) Unless an Enforcement Notice is in effect, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in the Security Documents, and no implied covenants or obligations shall be read into any Security Document against the Collateral Trustee. If and so long as an Enforcement Notice is in effect, the Collateral Trustee shall, subject to the provisions of subsection 2.04(b), exercise the rights and powers vested in it by the Security Documents, and shall not be liable with respect to any action taken by it, or omitted to be taken by it, in accordance with the direction of the Indenture Trustees.

     (b) Except as herein otherwise expressly provided, the Collateral Trustee shall not be under any obligation to take any action which is discretionary with the Collateral Trustee under the provisions of any Security Document except upon the written request of the Applicable Secured Parties. The Collateral Trustee shall make available for inspection and copying by any Indenture Trustee each certificate or other paper furnished to the Collateral Trustee by California Petroleum under or in respect of any Security Document or any of the Collateral.

     (c) No provision of any Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation.

     Section 6.06 Moneys To Be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of any Security Document (except Trustee Fees) shall be held in trust for the purposes for which they were paid or are held.

     Section 6.07 Resignation and Removal of the Collateral Trustee. (a) The Collateral Trustee may at any time, by giving written notice to California Petroleum, the Owners, the Manager and the Indenture Trustees, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee by California Petroleum, (if no Enforcement Notice is then in effect) or the Applicable Secured Parties (if an Enforcement Notice is then in effect), (ii) the acceptance of such appointment by such successor Collateral Trustee and
(iii) if no Enforcement Notice is then in effect, the approval of such successor Collateral Trustee evidenced by one or more instruments signed by the Indenture Trustees, which approval shall not unreasonably be withheld. If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 60 days after the Collateral Trustee gives the aforesaid notice of resignation, the resigning Collateral Trustee or any Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this Section 6.07. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed as provided in this Section 6.07. California Petroleum, at the direction of the Owners, (if no Enforcement Notice is then in effect) or the Applicable Secured Parties (if an Enforcement Notice is then in effect) may, at any time upon giving 10 days' prior written notice thereof to the Indenture Trustees, remove the Collateral Trustee and California Petroleum, at the direction of the Owners, (if no Enforcement

Notice is then in effect but subject to the approval referred to in clause (iii) of the first sentence hereof) or the Applicable Secured Parties (if an Enforcement Notice is then in effect) may appoint a successor Collateral Trustee such removal to be effective upon the acceptance of such appointment by the successor. Any Collateral Trustee shall be entitled to Trustee Fees to the extent incurred or arising, or relating to events occurring, before or in connection with such resignation or removal.

     (b) If at any time the Collateral Trustee shall resign or be removed, whether pursuant to subsection 6.07(a) or otherwise, or otherwise become incapable of acting, the powers, duties, authority and title of the predecessor Collateral Trustee shall be terminated and cancelled without any other formality (except as may be required by applicable law) other than the appointment and designation of a successor pursuant to subsection 6.07(a) and delivery, by the Person or Persons who shall have appointed or procured the appointment of such successor, of notice thereof, duly acknowledged by such successor, to the predecessor, California Petroleum, the Owners, the Manager and the Indenture Trustees. Such notice of appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and the Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Applicable Secured Parties, the Indenture Trustees, California Petroleum, the Manager, the Owners or the successor, and at the expense of California Petroleum, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor under the Security Documents and shall deliver all Collateral held by it or him or its or his agents to such successor. Should any mortgage, conveyance or other instrument in writing from California Petroleum be required by any successor Collateral Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee any and all such mortgages, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by California Petroleum. If California Petroleum shall not have executed and delivered any such mortgage, conveyance or other instrument within 10 days after it received a written request from the successor Collateral Trustee to do so, or if an Enforcement Notice is in effect, the predecessor Collateral Trustee may execute the same on behalf of California Petroleum. California Petroleum hereby appoints any predecessor Collateral Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

     Section 6.08 Status of Successor Collateral Trustee. Every successor Collateral Trustee appointed pursuant to Section 6.07 shall be a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $10,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

     Section 6.09 Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under the Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

     Section 6.10 Co-Trustee; Separate Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or the Majority Noteholders or the Indenture Trustees shall in writing so request, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties under any Security Document, the Collateral Trustee, the Indenture Trustees and California Petroleum as shall be necessary or prudent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and California Petroleum, either to act as co-trustee or co-trustees of all or any of the Collateral under any of the Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees of any of the Collateral. If California Petroleum shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Trustee to do so, or if an Enforcement Notice is in effect, the Collateral Trustee may act under the foregoing provisions of this subsection 6.10(a) without the concurrence of California Petroleum and execute and deliver such instruments and agreements on behalf of California Petroleum. California Petroleum hereby appoints the Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this subsection 6.10(a) in either of such contingencies.

     (b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to Section 6.07, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

        (i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

        (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee under the relevant Security Document or Documents shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

       (iii) no power given by any Security Document to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained in any Security Document to the contrary notwithstanding;

       (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

        (v) California Petroleum and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If California Petroleum shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Trustee to do so, or if an Enforcement Notice is in effect, the Collateral Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of California Petroleum, California Petroleum hereby appointing the Collateral Trustee its agent and attorney to act for them in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by California Petroleum and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this subsection 6.10(b).

     Section 6.11 Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties. (a) The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or bond evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or bond shall be past due or not.

     (b) Any Person (other than the Indenture Trustees) which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Collateral Agreement or the Collateral shall present to the Collateral Trustee such documents, including, without limitation, opinions of counsel, as the Collateral Trustee may reasonably require, in order to demonstrate to the Collateral Trustee the authority of such Person to act as the representative of such Secured Parties.

          Section 6.12  No Bankruptcy Petition Against California Petroleum.
The Collateral Trustee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Notes, it will not institute against, or join any other Person in instituting against, California Petroleum any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.


                                 ARTICLE SEVEN

                                 MISCELLANEOUS


     Section 7.01 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to California Petroleum, the Collateral Trustee or either Indenture Trustee shall be given in writing or by telex or facsimile transmission (i) if to California Petroleum or the Collateral Trustee, to such party at its address or telex or facsimile transmission number specified on the signature pages hereof or any other address or telex or facsimile transmission number which such party shall have specified as its address or telex or facsimile transmission number for the purpose of communications hereunder, by notice given in accordance with this Section 7.01 to the party sending such communication, (ii) if to either of the Indenture Trustees, to it at its address specified in or pursuant to the relevant Indenture or specified from time to time by written notice to the Collateral Trustee, (iii) if to any Owner, to it at its address specified in or pursuant to the Loan Agreements and (iv) if to the Manager, to it at its address specified in or pursuant to

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

the Management Agreement. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the number specified in or pursuant to this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, registered or certified mail, return receipt requested, addressed as aforesaid, (c) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section and telephonic confirmation of receipt thereof is received or (d) if given by any other means, when received at the address specified in or pursuant to this Section 7.01; provided that any notice, request or demand to the Collateral Trustee shall not be effective until received by the Collateral Trustee at the office designated by it pursuant to this Section 7.01.

     Section 7.02 No Waivers. No failure on the part of the Collateral Trustee, any co-trustee, any separate trustee, either Indenture Trustee or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under any Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 7.03 Amendments, Supplements and Waivers. (a) With the written consent of the Indenture Trustees, the Collateral Trustee and California Petroleum may, from time to time, enter into written agreements supplemental hereto for the purpose of curing any ambiguity or correcting or supplementing any provision contained herein or in any Security Document which may be defective or inconsistent with any other provision contained herein or therein; or making such other provisions in regard to matters or questions arising under this Collateral Agreement or under any Security Document as they may deem necessary or desirable and which shall not adversely affect the interests of the Secured Parties;

          (b) With the written consent of the Indenture Trustees, the Collateral Trustee and California Petroleum may, from time to time, enter into written agreements supplemental hereto for the purpose of adding to or waiving any provision of this Collateral Agreement or changing in any manner the rights of the Collateral Trustee, the Secured Parties or California Petroleum hereunder; provided that no such supplemental agreement shall unless signed or consented to by the Majority Noteholders:

        (i)  amend, modify or waive any provision of this Section 7.03;

       (ii) change the definition of "Applicable Secured Parties," "Outstanding," "Majority Noteholders", "Majority Serial Noteholders," "Majority Term Noteholders" or "Secured Obligations" or the number or percentage of Secured Parties required to take any action under any Security Document;

       (iii) amend, modify or waive any provision of Section 3.01, 3.02, 3.03 or 3.04 of this Collateral Agreement or change the definition of any defined term used in any of such Sections; or

       (iv) except as otherwise specifically provided herein, agree to the release of all or substantially all of the Collateral.

     Any such supplemental agreement shall be binding upon California Petroleum, the Indenture Trustees, the Secured Parties and the Collateral Trustee and their respective successors. The Collateral Trustee shall not enter into any such supplemental agreement unless it shall have received a certificate of an Authorized Financial Officer of California Petroleum and an opinion of counsel to the effect that such supplemental agreement will not result in a breach of any provision or covenant contained in any of the Secured Instruments.

          (c) Amendments of Security Documents. The Indenture Trustees (so long as no Enforcement Notice shall be in effect) or the Applicable Secured Parties (so long as an Enforcement Notice shall be in effect) shall have the exclusive authority to direct the Collateral Trustee to amend, supplement or waive any provision of any Security Document, without any consent or approval of, or prior notice to, any other Secured Party; provided, however, that no such amendment, supplement or waiver shall affect the right of any Secured Party not consenting thereto to equal and ratable security with respect to Collateral to the extent and for the periods contemplated by this Collateral Agreement or effect a release of Collateral which would otherwise not be permitted under the provisions of this Collateral Agreement.

          (d) Nothing in this Section 7.03 shall limit or impair the rights of California Petroleum set forth in Article V.

     Section 7.04 Headings. The table of contents and the headings of Sections and subsections have been included herein for convenience only and should not be considered in interpreting any of the Security Documents.

     Section 7.05 Severability. Any provision of this Collateral Agreement which is prohibited or unenforceable in any jurisdiction shall, to the fullest extent permitted by law, not invalidate the remaining provisions hereof, and any such prohibition or unenforceability of any provision in any jurisdiction shall not affect the enforceability of such provision in any other jurisdiction.

     Section 7.06 Successors and Assigns. This Collateral Agreement shall be binding upon each of the parties hereto and shall inure to the benefit of each of the parties hereto and each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Collateral Agreement or any Collateral.

     Section 7.07 Governing Law. THE PROVISIONS OF THIS COLLATERAL AGREEMENT CREATING A TRUST FOR THE BENEFIT OF THE HOLDERS OF THE SECURED OBLIGATIONS AND SETTING FORTH THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE COLLATERAL TRUSTEE HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW.

     Section 7.08 Counterparts. This Collateral Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 7.09 Termination. (a) Upon (i) receipt by the Collateral Trustee from each Indenture Trustee of a written notice stating that all of the Secured Obligations arising under or in connection with the Indentures and the Notes issued thereunder have been paid or deemed paid in full (which notice shall be signed by each Indenture Trustee promptly following the payments contemplated in this clause (i)) and (ii) the payment in full of all amounts payable to the Collateral Trustee hereunder (exclusive of any contingent or unliquidated claims for indemnification or reimbursement), the Liens created by the Security Documents shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to the Trust Estate and the Collateral shall revert and be released to California Petroleum, its successors and assigns.

     (b) Upon the termination of the Collateral Trustee's security interests and the release of the Collateral in accordance with subsection 7.09(a), the Collateral Trustee will promptly at California Petroleum's written request, (i) execute and deliver to California Petroleum such documents as California Petroleum shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to California Petroleum all property of California Petroleum then held by the Collateral Trustee or any agent thereof.

     (c) This Collateral Agreement shall terminate when the security interests granted under the Security Documents have terminated and the Collateral has been released.

     (d) Nothing herein shall be construed to prevent the Collateral Trustee from releasing Collateral in accordance with the terms of any applicable Security Document.

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

     (e) Anything in this Collateral Agreement to the contrary notwithstanding, the trust created hereunder shall expire not later than the expiration of 21 years after the death of the last to survive of all descendants of George Pataki, Governor of New York State, living on the date hereof.

          Section 7.10 No Liability to Other Secured Parties. None of the Secured Parties shall incur any liability to any other Secured Party with respect to any decision or determination permitted or required to be taken or made by it in its capacity as a Secured Party hereunder and the existence or exercise of any right by the Majority Noteholders or the Applicable Secured Parties to take any action or make any determination hereunder shall not impose on any Secured Party taking or failing to take any such action or exercise such right any duty or liability to any other Secured Party with respect thereto or to any of the Collateral affected thereby.

          Section 7.11  Immunities of Incorporators, Officers, Directors and
Stockholders of California Petroleum.   No recourse under or upon any
obligation, covenant or agreement contained in this Collateral Agreement, or in the Indentures, or in any Note, or under any judgment obtained against California Petroleum, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of this Collateral Agreement, shall be had against (i) any incorporator, officer, director or stockholder, past, present or future, of California Petroleum, or of any successor corporation, or (ii) any trustee, parent, affiliate, officer, director or stockholder, past, present or future, of any stockholder of California Petroleum, either directly or through California Petroleum, or otherwise, and any and all personal liability of every name and nature whether at law or in equity, or by constitution or by statute or otherwise, of any such incorporator, officer, director or stockholder to respond by reason of the non-payment of any stock or any act of omission or commission on his part or otherwise, for the payment for or to the holder of any Secured Obligation or otherwise, of any sum that may remain due and unpaid upon any Secured Obligation, is hereby expressly waived and released as a condition of and consideration for the execution of this Collateral Agreement.

          Section 7.12 Designated Representative. For purposes of this Collateral Agreement, all notices, requests, demands or other communications to be given by California Petroleum hereunder may be given by California Petroleum's Designated Representative. Notice of the appointment of any successor Designated Representative shall be given to the Collateral Trustee and shall be in writing signed by California Petroleum and acknowledged by such designated representative. The parties hereto shall be entitled to rely upon any such notices, requests, demands and other communications given by the Designated Representative as though the same had been given by California Petroleum.

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

          IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be duly executed (by their respective authorized officers in the case of corporate parties) as of the day and year first written above.


               CALIFORNIA PETROLEUM TRANSPORT CORPORATION



               By __________________________________________________
                  Title:



               CALPETRO TANKERS (BAHAMAS I) LIMITED


               By __________________________________________________
                  Title:



               CALPETRO TANKERS (BAHAMAS II) LIMITED


               By __________________________________________________
                  Title:



               CALPETRO TANKERS (IOM) LIMITED


               By __________________________________________________
                  Title:



               CALPETRO TANKERS (BAHAMAS III) LIMITED


               By __________________________________________________
                  Title:

               CHEMICAL TRUST COMPANY OF CALIFORNIA,
               as Collateral Trustee


               By __________________________________________________
                  Title:



               CHEMICAL TRUST COMPANY OF CALIFORNIA,
               as Serial Indenture Trustee



               By __________________________________________________
                  Title:



               CHEMICAL TRUST COMPANY OF CALIFORNIA,
               as Term Indenture Trustee


               By __________________________________________________
                  Title:

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